Exhibit 10.1

AIROBOTICS LTD.

2015 ISRAELI SHARE OPTION PLAN

1.	PURPOSE. The purpose of this Share Option Plan is to secure for AIROBOTICS LTD. and its shareholders the benefits arising from ownership of share capital by employees, officers directors and consultants of the Company and its Affiliates (as defined below), who are expected to contribute to the Company’s future growth and success.

2.	DEFINITIONS. Initially capitalized terms, as used in this Plan, shall have the meaning ascribed thereto as set forth below:

“Administrator” means the Board of Directors of the Company.

“Affiliate(s)” means a present or future company that either (i) Controls the Company, (ii) is Controlled by the Company; or (iii) is Controlled by the same person or entity that Controls the Company.

“Allocate” or “Allocated” with respect to Options and Shares, means the allocation of Options and/or Shares, as the case may be, by the Company to the Participant, or to the Trustee on behalf of a Participant (as the case may be).

“Cause” means, when used in connection with the termination of a Participant’s employment with, or service to the Company or an Affiliate, and forming the basis of such termination: (a) the definition ascribed to Cause in the individual employment agreement or services agreement between the Company and/or its Affiliate and the Participant, (b) if no such definition exists, then any one of the following, including, but not limited to: dishonesty toward the Company or Affiliate, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or Affiliate; or, any substantial breach by the Participant of (i) his or her employment or service agreement or (ii) any other obligations toward Company or Affiliate.

“Commencement Date” means the date of commencement of the vesting schedule with respect to a Grant of Options and Grant of Shares, as the case may be, which, unless otherwise determined by the Administrator, shall be the date on which such Grant of Options or Grant of Shares, as applicable, shall be Allocated.

“Company” means AIROBOTICS LTD., a company incorporated under the laws of the State of Israel.

“Consultant” means a person who serves as a consultant of the Company, or an Affiliate, and is not entitled to receive Options under Section 102, on behalf of whom an Option is Granted under Section 3(i).

“Control” or “Controlled” shall have the meaning ascribed thereto in Section 102.

“Disability” means total and permanent physical or mental impairment or sickness of a Participant, making it impossible for the Participant to continue such Participant’s employment with or service to the Company or Affiliate.

“Exercise Price” means, the price determined by the Administrator in accordance with Section 7.1 below which is to be paid to the Company in order to exercise a Granted Option and convert such Option into an Underlying Share.

“Grant Letter” means a letter from the Company to a Participant in which the Participant is notified of the decision to Grant to the Participant Options or Shares according to the terms of the Plan. The Grant Letter shall specify (i) the Tax Provision under which the Option is Granted; (ii) the Tax Track that the Company chose according to Section 11 of the Plan (if applicable); (iii) the Exercise Price; and (iv) the number of Options or Shares Granted to the Participant.

“Grant of Options” with respect to Options, means the grant of Options by the Company to a Participant pursuant to a Letter of Grant.

“Grant of Shares” or “Granted Shares” with respect to Shares, means the grant of restricted Shares, subject to vesting schedule, by the Company to a Participant pursuant to a Letter of Grant.

“Holding Period” means with regard to Options or Shares Granted under Section 102, the minimum period in which the Allocated Options or Shares granted to a Participant or, upon exercise or vesting thereof the Underlying Shares, are to be held by the Trustee on behalf of the Participant, in accordance with Section 102, and pursuant to the Tax Track which the Company selects subject to the provisions of Section 102(g) of the Tax Ordinance.

“IPO” means an underwritten initial public offering of the Company’s Ordinary Shares.

“Israeli Participant” means, an Israeli resident who is an employee, officer or director of the Company or any Affiliate (provided that such person does not Control the Company as such term is defined in the Tax Ordinance), on behalf of whom an Option is Granted pursuant to Section 102.

“Law” means the laws of the State of Israel as are in effect from time to time.

“Merger Transaction” or “Merger” means any M&A Event and/or any other similar or parallel definition as defined in and determined pursuant to the Articles of Association of the Company, as amended from time to time, excluding any Structural Change or Spin-off Transaction, and including, for the avoidance of doubt (i) a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries; or (ii) a sale of all or substantially all of the shares of the capital stock of the Company whether by a single transaction or a series of related transactions which occur either over a period of 12 months or within the scope of the same acquisition agreement; or (iii) a merger, consolidation or like transaction of the Company with or into another corporation including a reverse triangular merger but excluding a merger which falls within the definition of Structural Change.

“Notice of Exercise” shall have the meaning set forth in Section 7.4 below. “Option” means an option to purchase one Share of the Company.

“Non-Qualified Israeli Participant” means an Israeli resident who is not qualified to receive Options under the provisions of Section 102, on behalf of whom an Option is Granted pursuant to Section 3(i).

“Participant” means an Israeli Participant, or a Non-Qualified Israeli Participant, or a Consultant. “Plan” or “Option Plan” means this Share Option Plan, as may be amended from time to time.

“Purchase Price” means, the price determined by the Administrator in accordance with Section 7.1 below which is to be paid to the Company in order to Grant Shares.

“Retirement” means the termination of a Participant’s employment as a result of his or her reaching the earlier of (i) the age of retirement as defined by Law; or (ii) the age of retirement specified in the Participant’s employment agreement.

“Section 102” means Section 102 of the Tax Ordinance.

“Section 102 Rules” means the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003.

“Section 3(i)” or “Section 3(i) Rules” means section 3(i) of the Israeli Tax Ordinance and the applicable rules thereto or under applicable regulations.

“Share(s)” means an ordinary share of the Company, having a par value of NIS0.01.

“Spin-off Transaction” means any transaction in which assets of the Company are transferred or sold to a company or corporate entity in which the shareholders of the Company hold equal stakes, pro-rata to their ownership of the Company, hence – transfer of assets to a sister company of the Company.

“Structural Change” means any re-domestication of the Company, share flip, creation of a holding company for the Company which will hold substantially all of the shares of the Company or any other transaction involving the Company in which the shares of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such transaction, at least a majority, by voting power, of the share capital of the surviving, acquiring or resulting corporation and in which there is no material change to the interests held by the shareholders of the Company prior to such transaction and thereafter.

“Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and any regulations, rules, orders or procedures promulgated thereunder.

“Tax Track” means one of the three tax tracks described under Section 102, specifically: (1) the “Capital Gains Track Through a Trustee”; (2) “Income Tax Track Through a Trustee”; or (3) the “Income Tax Track Without a Trustee”; each as defined in Sections 11.1-11.2 of this Plan, respectively.

“Tax Provision” means, with respect to the Grant of Options, the provisions of one of the three Tax Tracks in Section 102, or the provisions of 3(i).

“Term of the Options” means, with respect to Granted but unexercised Options, the time period set forth in Section 9 below.

“Trustee” means a Trustee appointed by the Company to hold in trust, Allocated Options and the Underlying Shares and/or the Allocated Shares, as the case may be, issued upon exercise of such Options, on behalf of Participants.

“Underlying Shares” means Shares issued or to be issued upon exercise of Granted Options all in accordance with the Plan.

Without derogating from the meanings ascribed to the capitalized terms above, all singular references in this Plan shall include the plural and vice versa, and reference to one gender shall include the other, unless otherwise required by the context.

3.	SHARES AVAILABLE FOR OPTIONS

The total number of Underlying Shares reserved for issuance under the Plan and any modification thereof, shall be determined from time to time by the Board of Directors of the Company. Such number of Shares shall be subject to adjustment as required for the implementation of the provisions of the Plan, in accordance with Section 4 below.

In the event that Options or Shares Allocated under the Plan expire or forfeited or otherwise terminate in accordance with the provisions of the Plan, such expired or terminated Options or Granted Shares shall become available for future Grants and Allocations under the Plan.

4.	ADJUSTMENTS

4.1	CHANGE IN CAPITALIZATION.

Subject to any required action by the shareholders of the Company, the number of Underlying Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, and the per share exercise price of each such Option, shall be proportionately and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, combination, reclassification, the payment of a stock dividend on the Shares or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company without changing the aggregate exercise price, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, also make provision for proportionately adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of its outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

4.2	MERGER TRANSACTION

In the event of a Merger Transaction, then any and all outstanding and unexercised unvested Options and un-vested Granted Shares will be cancelled for no consideration, unless determined otherwise by the Administrator. In addition, the Administrator in its sole discretion may decide:

(A)	If and how the unvested Options and/or Granted Shares, as the case may be, shall be canceled, exchanged, assumed, replaced, repurchased or accelerated;

(B)	If and how vested Options and Shares (including Options with respect to which the vesting period has been accelerated) shall be exercised, exchanged, assumed, replaced and/or sold by the Trustee or the Company (as the case may be) on the behalf of Israeli Participants, including determining that all un-exercised vested Options shall be cancelled for no consideration upon a Merger Transaction;

(C)	How Granted Shares and/or Underlying Shares issued upon exercise of the Options and held by the Trustee on behalf of Participants shall be replaced and/or sold by the Trustee on behalf of the Participant; and

(D)	How any treatment of Options and Granted Shares may be made subject to any payment or escrow arrangement, or any other arrangement determined within the scope of the Merger Transaction in relation to the Shares of the Company

In the case of assumption and/or substitution of Options and Granted Shares, appropriate adjustments shall be made so as to reflect such action and all other terms and conditions of the Grant Letter shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Board, which determination shall be at its sole discretion and final. The grant of any substitutes for the Options and/or Granted Shares to Participants further to a Merger Transaction, as provided in this section, shall be considered to be in full compliance with the terms of this Plan. The value of the exchanged Options and/or Granted Shares pursuant to this section shall be determined in good faith solely by the Board, based on the Fair Market Value, and its decision shall be final and binding on all the Participants.

For the purposes of this section, the mechanism for determining the assumption or exchange as aforementioned shall be agreed upon between the Board and the successor company.

Without derogating from the above, in the event of a Merger Transaction the Board shall be entitled, at its sole discretion, to (i) determinate a blackout period in connection with the exercise of any Options; and (ii) require the Participants to exercise all vested Options within a set time period and sell all of their Underlying Shares on the same terms and conditions as applicable to the other shareholders selling their Company’s Shares as part of the Merger Transaction. Each Participant acknowledges and agrees that the Board shall be entitled, subject to any applicable law, to authorize any one of its members to sign share transfer deeds in customary form in respect of the Underlying Shares held by such Participant and that such share transfer deed shall bind the Participant.

Despite the aforementioned and for the avoidance of any doubt, if and when the method of treatment of Options or Granted Shares within the scope of a Merger Transaction, as provided above, will in the sole opinion of the Board prevent the consummation of the Merger Transaction, or materially risk the consummation of the Merger Transaction, the Board may determine different treatment for different Options and/or Granted Shares held by Participants such that not all Options and/or Granted Shares will be treated equally within the scope of the Merger Transaction.

In the event that the Options and/or Granted Shares shall be cancelled upon the consummation of a Merger Transaction, the Company shall provide notice to such Participants in same manner as provided regarding the Merger Transaction to any other shareholders of the Company not represented in the Board. Such notice shall be sent to the last known address of the Participants according to the records of the Company. The Company shall not be under any obligation to ensure that such notice was actually received by the Participants.

4.3	FRACTION OF SHARES.

In any event that the Company will be required to issue to a Participant fraction of Shares pursuant to this Section 4, the Company will not issue fraction of Shares and the number of Shares shall be rounded down to the closest number of Shares. For the purposes of this section, the Company’s calculation will be final, and the Participant shall have no claims or demands against the Company or anyone on its behalf.

4.4	STRUCTURAL CHANGE.

In the event of a Structural Change the Shares underlying the Options and Granted Shares subject to the Plan shall be exchanged or converted into Shares of the Company or successor company in accordance with the exchange effectuated in relation to the Shares of the Company, and the Exercise Price or Purchase Price and quantity of shares shall be adjusted in accordance with the terms of the Structural Change. The adjustments required thereby shall be determined in good faith solely by the Board.

4.5	SPIN-OFF TRANSACTION.

In the event of a Spin-Off Transaction, the Board may determine that the holders of Options and Granted Shares shall be entitled to receive equity in the new company formed as a result of the Spin-Off Transaction, in accordance with equity granted to the ordinary shareholders of the Company within the Spin-Off Transaction, taking into account the terms of the Options and Granted Shares, including the vesting schedule and Exercise Price or Purchase Price. The determination regarding the Participant’s entitlement within the scope of a Spin-Off Transaction shall be in the sole and absolute discretion of the Board.

5.	ADMINISTRATION OF THE PLAN

5.1	POWER

Subject to the Law, the Articles of Association of the Company, and any resolution to the contrary by the Company’s Board of Directors, the Administrator is authorized, in its sole and absolute discretion, to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan (subject to the approval of the Board of Directors if such approval is required by Law) including, without limitation;

(A)	to determine:

(i)	the Participants in the Plan, the number of Options and/or Shares to be Granted for each Participant’s benefit and the Exercise Price;

(ii)	the time or times at which Options and/or Shares shall be Granted;

(iii)	whether, to what extent, and under what circumstances an Option and/or Granted Share may be settled, canceled, forfeited, exchanged, or surrendered;

(iv)	any terms and conditions in addition to those specified in the Plan under which an Option and/or a Share may be Granted;

(v)	any measures, and to take actions, as deemed necessary or advisable for the administration and implementation of the Plan; and

(vi)	the Exercise Price for any Allocated Option or the Purchase Price for any Allocated Shares;

(vii)	determine any other matter which is necessary or desirable for, or incidental to administration of this Plan;

(viii)	to grant Option to participants who are foreign nationals or employed outside Israel, on such terms and conditions different from those specified in the Plan, as may, in the discretion of the Administrator, be necessary or desirable to further the purpose of the Plan.

(B)	to interpret the provisions of the Plan and to take all actions resulting therefrom including without limitation;

(i)	subject to Section 7, to accelerate the date on which any Allocated Option under the Plan becomes exercisable and/or any Allocated Share become vested and/or cancel any restriction on the sale of Granted Shares;

(ii)	to waive or amend Plan provisions relating to exercise of Options, including exercise of Options after termination of employment, for any reason; and

(iii)	to amend any of the terms of the Plan, or any prior determinations of the Administrator;

5.2	LIMITATIONS

Notwithstanding the provisions of Section 5.1 above, no interpretations, determinations or actions of the Administrator shall contradict the provisions of applicable Law, and no waiver or amendment with respect to the Plan shall have a material adverse affect on any Participant’s rights in connection with any Granted Option and/or Granted Share under the Plan without receiving the consent of such Participant.

5.3	ELIGIBILITY FOR OPTIONS.

(A)	The Administrator may grant Options and Granted Shares under this Plan to any employee, officer, director, or Consultant of the Company and its Affiliates.

(B)	Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or has employees or other individuals eligible for Options or Granted Shares, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which individuals, if any, outside Israel are eligible to participate in the Plan; (ii) modify the terms and conditions of any Option or Granted Share granted to individuals outside Israel to comply with applicable foreign laws; (iii) establish addendums and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such addendums and/or modifications shall be attached to the Plan as appendices); and (iv) take any action, before or after an Option or Granted Shares is granted, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

6.	GRANT AND ALLOCATION OF OPTIONS AND/OR SHARES

6.1	CONDITIONS FOR ALLOCATION AND GRANT OF OPTIONS AND/OR SHARES

Options and/or Shares may be Allocated and/or Granted (as the case may be) at any time after:

(A)	the Plan, the Allocation and the Grant, has been approved by the necessary corporate bodies of the Company; and

(B)	30 days after a request for approval of the Plan has been submitted for approval to the Israeli Income Tax Authorities pursuant to the requirements of the Tax Ordinance; and

(C)	all other approvals, consents or requirements necessary by Law have been received or met.

6.2	DATE OF GRANT.

The date on which Options shall be deemed granted under the Plan shall be the date on which the Company’s Board approved the grant or the date specified as the date of grant in the Grant Letter, if specified (“Date of Grant”).

6.3	GRANT LETTERS.

Any grant of Options to a Participant shall be made in a form of a Grant Letter and shall include a copy of the Plan. The receipt by a Participant of such Grant Letter shall be deemed a consent by such Participant that the Option is subject to all the terms and conditions of the Grant Letter and the Plan.

6.4	MATERIAL BREACH.

In an event of a material breach by a Participant of the terms of the Plan or the Grant Letter provided to him or her, or the applicable engagement agreement with such Participant, and without derogating any of the remedies available to the Company under any applicable law, the Company may, at its sole discretion, after sending a written notice to such Participant, forfeit the right of the Participant to some or all the Options Granted to such Participant.

7.	EXERCISE OF OPTIONS AND SALE OF SHARES

7.1	EXERCISE PRICE; PURCHASE PRICE.

The Purchase Price for Granted Share, and the Exercise Price per Underlying Share deliverable upon the exercise of an Option, shall be determined by the Administrator. The Purchase Price and the Exercise Price shall be set forth in the Grant Letter.

7.2	VESTING SCHEDULE

All Options and Granted Shares that are granted on a certain date shall, subject to continued employment with or service to the Company or Affiliate by the Participant, become (i) vested and exercisable, with respect to Options; and (ii) free from vesting restrictions, with respect to Granted Shares, in accordance with the vesting schedule as shall be determined by the Administrator for each Participant and detailed in the respective Grant Letter.

7.3	MINIMUM EXERCISE

No exercise of Options by any Participant shall be for a quantity of less than 10% of the Granted Options or such other minimum sum determined by the Administrator. An Option may not be exercised for fractional shares. The exercise of a portion of the Options Granted shall not cause the expiration, termination or cancellation of the remaining unexercised Options held by the Trustee on behalf of the Participant.

7.4	MANNER OF EXERCISE

An Option may be exercised by and upon the fulfillment of the following:

(A)	Notice of Exercise

The signing by the Participant, and delivery to both the Company (at its principal office) and the Trustee (if the Options are held by a Trustee), of an exercise notice form as prescribed by the Administrator, including but not limited to: (i) the identity of the Participant, (ii) the number of Options to be exercised, and (iii) the Exercise Price to be paid (the “Notice of Exercise”).

(B)	Exercise Price

The payment by the Participant to the Company, in such manner as shall be determined by the Administrator, of the Exercise Price with respect to all the Options exercised, as set forth in the Notice of Exercise.

(C)	Allocation of Shares

Upon the delivery of a duly signed Notice of Exercise and the payment to the Company of the Exercise Price with respect to all the Options specified therein, the Company shall issue the Underlying Shares to the Trustee (according to the applicable Holding Period) or to the Participant, as the case may be.

(D)	Expenses

All costs and expenses including broker fees and bank commissions, derived from the exercise of Options or Underlying Shares, shall be borne solely on the Participant.

7.5	VESTED SHARES

As soon as administratively practicable following the applicable vesting date of any Granted Shares, and upon written request by the Participant, the Company shall deliver or cause to be delivered to the Trustee, or if so requested in writing by the Participant and to the extent applicable, to the Participant, a certificate or certificates for the applicable vested Granted Shares free from any vesting restrictions. Notwithstanding the above the Company shall not deliver vested Granted Shares to a Participant unless the latter, prior to, or concurrently with, such release, provides the Company and the Trustee with evidence, satisfactory in form and substance to the Company and the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid

7.6	FORFEITURE

At the time of the Participant’s Termination of Employment for any reason, all unvested Granted Shares shall be forfeited as of the date of termination unless otherwise determined by the Administrator in its sole discretion. In the event of any such forfeiture, all such forfeited Shares shall become the property of the Company or any designee by the Company and any certificate or certificates representing such Shares shall be returned immediately to the Company at no cost, all in accordance with the Law.

7.7	EXERCISE RESTRICTIONS

Notwithstanding anything to the contrary herein, in the event the Participant initiates any legal proceedings to be maintained or instituted against the Company or its respective past, present and future officers, directors, employees, consultants, holders of equity securities, Affiliates, successors and assigns (the “Representatives”) or participates in any manner in any legal proceedings against the Company or its respective Representatives at any time, the Participant’s right to exercise any unexercised Options granted to such Participant, whether vested or not on such date, shall cease as of such date and the Options shall thereupon expire.

8.	WAIVER OF OPTION RIGHTS

At any time prior to the expiration of any Granted (but unexercised) Option, a Participant may waive his rights to such Option by a written notice to the Company’s principal office.

Such notice shall specify the number of Options Granted, which the Participant waives, and shall be signed by the Participant.

Upon receipt by the Company of a notice of waiver of such rights, such Options shall expire and shall become available for future Grants and Allocations under the Plan.

9.	TERM OF THE OPTIONS

Unless earlier terminated pursuant to the provisions of this Plan, all granted but unexercised Options shall expire and cease to be exercisable at 5:00 p.m. Israel time on the 10th anniversary of the Commencement Date of such Options.

10.	TERMINATION OF EMPLOYMENT

10.1	TERMINATION OF EMPLOYMENT

If a Participant ceases to be an employee, director, officer or Consultant of the Company or Affiliate for any reason (“Termination of Employment”) other than death, Retirement, Disability or Cause, then (A) any vested but unexercised Options on the date of Termination of Employment (as shall be determined by the Company or Affiliate, in its sole discretion), Allocated on the Participant’s behalf (“Exercisable Options”) may be exercised, if not previously expired, not later than the earlier of (i) 90 days after the date of Termination of Employment; or (ii) the Term of the Options and (B) any rights upon vested Share shall be delivered to Participant but only to the extent that they were vested within the date his employment terminates.

All other Granted Options or Shares for the benefit of Participant shall expire upon the date of Termination of Employment.

10.2	TERMINATION FOR CAUSE

In the event of Termination of Employment of a Participant for Cause, then (A) the Participant’s right to exercise any unexercised Options, Granted to such Participant, whether vested or not on the date of Termination of Employment, shall cease as of such date of Termination of Employment, and the Options shall thereupon expire and (B) any unvested Shares shall terminate and expire on the day the Participant is notified of his dismissal or on such earlier date as the Administrator may determine.

If subsequent to the Participant’s Termination of Employment, but prior to the exercise of Options Granted to such Participant, the Administrator determines that either prior or subsequent to the Participant’s Termination of Employment, the Participant engaged in conduct which would constitute Cause, then the Participant’s right to exercise the Options Granted to such Participant shall immediately cease upon such determination and the Options shall thereupon expire.

The determination by the Administrator as to the occurrence of Cause shall be final and conclusive for all purposes of this Plan.

10.3	TERMINATION BY REASON OF DEATH, RETIREMENT, OR DISABILITY

(A) Death. If Termination of Employment is by reason of death of the Participant, then (A) his/her estate, personal representative or beneficiaries may, exercise the Participant’s Options, to the extent it was vested within the 60th day after the Participant’s death, at any time but not later than the first to occur of: (i) one (1) year following Participant’s death; or (ii) the end of the Term of the Options and (B) any rights upon vested Shares shall be delivered to Participant’s estate, personal representative or beneficiaries but only to the extent it was vested within the 60th day after employment terminates.

All other Granted Options or Shares for the benefit of a Participant and which have not vested within 60 days after the date of Death, shall expire upon the date of Death.

(B) Disability and Retirement. If Termination of Employment is by reason of Retirement or Disability of the Participant, the Participant than (A) may exercise any portion of the Options which have vested within 90 days after the date of Retirement or Disability, at any time but not later than the first to occur of: (i) one (1) year after the date of Retirement or Disability, as the case may be; or (ii) the end of the Term of the Options and (B) shall be entitled to any rights upon vested Shares to be delivered to Participant’s estate, personal representative or beneficiaries but only to the extent it was vested within the 60th day after employment terminates.

All other Granted Options or Shares for the benefit of a Participant and which have not vested within 60 days after the date of Disability or Retirement, as the case may be, shall expire upon the date of Retirement or Disability, as applicable.

10.4	EXCEPTIONS

In special circumstances, pertaining to the Termination of Employment of a certain Participant, the Administrator may in its discretion decide to extend any of the periods stated above in Sections 10.1-10.3.

10.5	TRANSFER OF EMPLOYMENT OR SERVICE

A Participant’s right to Options or Shares that were Granted to him or her under this Plan, shall not be terminated or expire or forfeited solely as a result of the fact that the Participant’s employment or service as an employee, officer or director changes from the Company to an Affiliate or vice versa. Any and all tax consequence of such a transfer, if any, shall be solely borne by the Participant.

11.	OPTIONS AND TAX PROVISIONS

All Options and/or Shares under this Plan shall be Granted in accordance with one of the Tax Provisions as follows:

●	The Company may Grant Options and/or Shares to Israeli Participants in accordance with the provisions of Section 102 and the Rules.

●	The Company may Grant Options to Non-Qualified Israeli Participants in accordance with the provisions of Section 3(i).

11.1	TAX PROVISION SELECTION

The Company shall elect under which Tax Provision each Option and/or Share is Granted in accordance with any applicable Law and its sole discretion – i.e. the Company shall elect if to Grant Options and/or Shares to Participants under one of the three Section 102 Tax Tracks (subject to section 102(g) of the Tax Ordinance), or with respect to Options under the provisions of Section 3(i). The Company shall notify each Participant in the Grant Letter, under which Tax Provision the Options and/or Shares are Granted and, if applicable, under which Section 102 Tax Track, each Option is Granted.

11.2	SECTION 102 TRUSTEE TAX TRACKS

If the Company elects to Grant Options and/or Shares to Israeli Participants through (i) the Capital Gains Track Through a Trustee, or (ii) the Income Tax Track Through a Trustee, then, in accordance with the requirements of Section 102, the Company shall appoint a Trustee who will hold in trust on behalf of each Israeli Participant the Allocated Options and/or Shares and the Underlying Shares issued upon exercise or vesting of such Options and/or Shares in trust on behalf of each Israeli Participant.

The Holding Period for the Options and/or Shares will be as follows:

(A)	The Capital Gains Tax Track Through a Trustee – if the Company elects to Allocate the Options and/or Shares according to the provisions of this track, then the Holding Period will be: 24 months from the Date of Grant; or such period as may be determined in any amendment of Section 102.

(B)	Income Tax Track Through a Trustee – if the Company elects to Allocate Options and/or Shares according to the provisions of this track, then the Holding Period will be 12 months from the Date of Grant; or such period as may be determined in any amendment of Section 102.

Subject to Section 102 and the Rules, Participants shall not be able to receive from the Trustee, nor shall they be able to sell or dispose of the Granted Shares or Underlying Shares before the end of the applicable Holding Period. If a Participant sells or removes the Granted Shares or the Underlying Shares from the Trustee before the end of the applicable Holding Period (“Breach”), the Participant shall pay all applicable taxes imposed on such Breach by Section 7 of the Rules.

In the event of a distribution of rights, including an issuance of bonus shares, in connection with Options and/or the Shares originally Allocated (the “Additional Rights”), all such Additional Rights shall be Allocated and/or issued to the Trustee for the benefit of Participants, and shall be held by the Trustee for the remainder of the Holding Period applicable to the Options and/or Granted Shares, as applicable, originally Allocated. Such Additional Rights shall be treated in accordance with the provisions of the applicable Tax Track.

11.3	INCOME TAX TRACK WITHOUT A TRUSTEE

If the Company elects to Grant Options and/or Shares to Israeli Participants according to the provisions of this track, then the Options and/or Shares will not be subject to a Holding Period. However, upon exercise of Options or vesting of Granted Shares under this Tax Track, the Trustee shall hold such Granted Shares and/or Underlying Shares for the benefit of the Israeli Participant in accordance with the provisions of Section 15 of this Plan.

11.4	CONCURRENT CONDITIONS

The Holding Period, if any, is in addition to the vesting period with respect to Options, and restriction period, with respect to Shares, as specified in Section 7.2 of the Plan (or in the Grant Letter). The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Options Granted and Shares Granted.

11.5	TRUST AGREEMENT

The terms and conditions applicable to the trust relating to the Tax Track selected by the Company, as appropriate, shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

12.	TERM OF SHARES HELD IN TRUST

No Shares issued by the Company to the Trustee, nor Underlying Shares issued upon exercise of Options, shall be held by the Trustee on behalf of the Participant for a period longer than ten (10) years after the end of the Term of the Options. The Administrator shall instruct the Trustee as to the transfer of these Shares.

13.	RIGHTS AS A SHAREHOLDER

13.1	GENERAL.

Unless otherwise specified in the Plan, a Participant shall not have any rights as a shareholder with respect to Shares issued under this Plan, until such time as the Shares shall be registered in the name of the Participant in the Company’s register of shareholders.

13.2	VOTING RIGHTS.

Until consummation of the Company’s IPO, Underlying Shares and Granted Shares issued to a Participant or to the Trustee for the benefit of a Participant, shall be voted by an irrevocable proxy assigned to the Company’s Chief Executive or any other representative who shall be appointed by the Company’s Board of Directors as a representative (the “Representative”).

(A)	The Company’s Board of Directors may, at its discretion, replace the Representative from time to time.

(B)	Shares subject to proxy shall be voted by the Representative on any issue or resolution brought before the shareholders of the Company in the same proportion as the vote of the other outstanding Shares of the Company (i.e. if 80% of the other outstanding Shares of the Company will be voted in favor of certain resolution, and 20% will be voted against, the Shares subject to proxy will be voted in the same manner).

(C)	Each Participant, upon execution of the irrevocable proxy specified above, undertakes to hold the Representative harmless from any and all claims related or connected to said proxy.

(D)	The Representative shall be indemnified and held harmless by the Company against any cost or expense (including attorneys’ fees) reasonably incurred by the Representative, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Shares subject to proxy, unless arising out of the Representative’s own fraud or gross negligence, to the extent permitted by applicable law. In the event the Representative shall have indemnification by virtue of other functions or services he or she performs for the Company or Affiliate (whether by agreement, insurance policy or decision of the appropriate corporate body(ies) of the Company and/or Affiliate) , this indemnification shall be in addition to any such other indemnification.

13.3	DIVIDEND.

The Participants shall be entitled to receive any cash dividend paid to the shareholders of the Company with respect to Granted Shares and/or Underlying Shares issued to them under this Plan. Payments of such dividend to the Participants shall be subject to an required tax being withheld or otherwise deducted by the Trustee or the Company, as agreed between the Company and the Trustee.

14.	NO SPECIAL EMPLOYMENT RIGHTS

Nothing contained in this Plan shall confer upon any Participant any right with respect to the continuation of employment by or service to the Company or Affiliate or to interfere in any way with the right of the Company or Affiliate, to terminate such employment or service or to increase or decrease the compensation of the Israeli Participant. The Options, Granted Shares and any Underlying Shares are extraordinary, one-time benefits granted to the Participants and are not and shall not be deemed a salary component for any purpose whatsoever, including, in connection with calculating severance compensation under any applicable law.

No Participant shall have any claim or demand with respect to any of the Options, except according to the specific terms of the Grant Letter provided to him or her by the Company.

15.	RESTRICTIONS ON SALE OF OPTIONS AND SHARES

15.1	OPTIONS.

Options may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent.

15.2	SHARES.

Unless otherwise determined by the Administrator, prior to the Company’s IPO, Underlying Shares and/or Granted Shares may not be sold assigned, transferred, pledged, hypothecated or otherwise disposed of, except as stated below in this Section 15. Any disposition of Underlying Shares and/or Granted Shares carried out by Participants before an IPO, without the Administrator’s prior written approval, shall be null and void. Unless otherwise determined by the Administrator, any Underlying Shares issued upon exercise of Options, Granted under any of the tax tracks detailed in Section 11 above, will be held by the Trustee until the earlier to occur of a Merger, as detailed in Section 15.3 below, or an IPO.

15.3	ACCELERATION PROVISION

The Administrator, in its sole discretion, may decide to add a provision in certain Grant Letters, according to which in case of a Merger or IPO, all or some of the unvested Options or/and Shares, shall automatically accelerate.

15.4	LOCK UP.

Notwithstanding the Holding Period, if the Company engages in a financing transaction, or conducts a public offering, at the request of the investors in such transaction or underwriters, as the case may be, the Administrator may determine that the Granted Shares and the Underlying Shares issued pursuant to the exercise of Options may be subject to a lock-up period of up to180 days, or such longer period of time as may be recommended by the Company’s Board, during which time Participants shall not be allowed to sell Shares. As a condition for the grant of Options and issuance of Underlying Shares thereunder and Granted Shares under the Plan, each Participant shall execute such other documents and/or agreement as shall be determined by the Administrator in its sole discretion.

15.5	ORGANIZATIONAL DOCUMENTS.

As a condition for the grant of Options and issuance of Underlying Shares thereunder and Granted Shares under the Plan, each Participant shall acknowledge the terms and provisions of the corporate documents of the Company, including the Articles of Association of the Company, as amended from time to time, and all other agreements among the shareholders of the Company which are applicable to the holders of ordinary shares and shall agree to be bound by their terms, including, without limitation, any restriction applicable to the ordinary shares of the Company (including without limitation, any right of first refusal, co-sale and bring along provisions, as applicable).

16.	TAX MATTERS

This Plan shall be governed by, and shall conform with and be interpreted so as to comply with, the requirements of Section 102 and any written approval from the Israeli Tax Authorities. All tax consequences under any applicable law (other than stamp duty) which may arise from the Grant or Allocation of Shares and/or Options, from the exercise of Options or from the holding or sale of Granted Shares and/or Underlying Shares (or other securities issued under the Plan) by or on behalf of the Participant, shall be borne solely on the Participant. The Participant shall indemnify the Company and/or Affiliate and /or the Trustee, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.

If the Company elects to Allocate Options and/or Shares according to the provisions of the Income Tax Track Without a Trustee (Section 11.2 of this Plan), and if prior to the Exercise of any and/or all of these Options or sale of such Granted Shares, such Participant ceases to be an employee, director, or officer of the Company or Affiliate, the Participant shall deposit with the Company a guarantee or other security as required by law, in order to ensure the payment of applicable taxes upon the Exercise of such Options and/or sale of Granted Shares, as the case may be.

It is clarified that if any grants made under the trustee routes of Section 102 do not comply with the requirement of such tax route, the grant shall be considered subject to the non-trustee route under Section 102, or Section 3(i) or Section 2 of the Ordinance, as applicable

17.	WITHHOLDING TAXES

Whenever an amount with respect to withholding tax relating to Options and/or Shares Granted to a Participant and/or Underlying Shares issued upon the exercise thereof is due from the Participant and/or the Company and/or an Affiliate, the Company and/or an Affiliate and/or the Trustee shall have the right to demand from a Participant such amount sufficient to satisfy any applicable withholding tax requirements related thereto, and whenever Shares or any other non-cash assets are to be delivered pursuant to the exercise of an Option and the sale of Granted Shares, or transferred thereafter, the Company and/or an Affiliate and/or the Trustee shall have the right to require the Participant to remit to the Company and/or to the Affiliate, or to the Trustee an amount in cash sufficient to satisfy any applicable withholding tax requirements related thereto, and if such amount is not timely remitted, the Company and/or the Affiliate and/or the Trustee shall have the right to withhold or set-off (subject to Law) such Shares or any other non-cash assets pending payment by the Participant of such amounts.

Until all taxes have been paid in accordance with Rule 7 of the Section 102 Rules, Granted Shares, Options and/or Underlying Shares may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Granted Shares, Options and/or Underlying Shares may be validly transferred in accordance with Section 19 below, provided that the transferee thereof shall be subject to the provisions of Section 102 and the Section 102 Rules as would have been applicable to the deceased Participant were he or she to have survived.

18.	NO TRANSFER OF OPTIONS

The Trustee shall not transfer Options to any third party, including a Participant, except in accordance with instructions received from the Administrator.

19.	TRANSFER OF RIGHTS UPON DEATH

No transfer of any Granted Share or right to an Option or Underlying Share issued upon the exercise thereof by will or by the laws of descent shall be effective to bind the Company unless the Company shall have been furnished with the following signed and notarized documents:

(A)	A written request for such transfer and a copy of the legal documents creating and confirming the right of the person acting with respect to the Participant’s estate and of the transferee;

(B)	A written consent by the transferee to pay any amounts in connection with the Granted Shares, Options and Underlying Shares any payment due according to the provisions of the Plan and otherwise abide by all the terms of the Plan; and

(C)	any such other evidence as the Administrator may deem necessary to establish the right to the transfer of the Granted Share, Option or Underlying Share issued upon the exercise thereof and the validity of the transfer.

20.	NO RIGHT OF OTHERS TO OPTIONS

Subject to the provisions of the Plan, no person other than the Participant shall have any right with respect to any of the rights granted to the Participants under the Plan.

21.	EXPENSES AND RECEIPTS

The expenses incurred in connection with the administration and implementation of the Plan (including any applicable stamp duty) shall be borne by the Company. Any proceeds received by the Company in connection with the Allocation of Shares or exercise of any Option may be used for general corporate purposes.

22.	REQUIRED APPROVALS

The Plan is subject to the receipt of all approvals required under the Tax Ordinance, and the Law.

23.	APPLICABLE LAW

This Plan and all documents delivered or executed by the Company or Affiliate in connection herewith shall be governed by, and construed and administered in accordance with the Law and Tax Ordinance.

24.	TREATMENT OF PARTICIPANTS

There is no obligation for uniformity of treatment of Participants.

25.	NO CONFLICTS

In the event of any conflict between the terms of the Plan and the Grant Letter, the Plan shall prevail, unless the Grant Letter stated specifically that the conflicting provision in the Grant Letter shall prevail.

26.	PARTICIPANT UNDERTAKINGS

By entering into this Plan, the Participant shall (1) agree and acknowledge that he or she have received and read the Plan and the Grant Letter; (2) undertake all the provisions set forth in: Section 3(i) or Section 102 as applicable (including provisions regarding the applicable Tax Track that the Company has selected), the Plan, the Grant Letter and the Trust Agreement (if applicable); and (3) if the Options are Granted under Section 102, the Israeli Participant shall undertake that subject to the provisions of Section 102 and the Rules, he or she shall not to sell or release the Shares or Underlying Shares from trust before the end of the Holding Period (if any).

* * *

U.S. SUB-PLAN TO THE AIROBOTICS LTD.
2015 SHARE OPTION PLAN

1.	PURPOSE

The Board of Directors (the “Board”) of Airobotics Ltd., a company incorporated under the laws of the State of Israel (the “Company”) established the Airobotics Ltd. 2015 Share Option Plan (the “Plan”) to provide eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company. Through the Plan, the Company established a framework to provide incentives to employees, directors, consultants and other service providers of the Company and any subsidiary or Affiliate established in United States or incorporated outside United States but having employees, directors, consultants and other service providers in United States.

The Board determined that it was necessary and desirable to establish a sub-plan of the Plan, among other reasons, to grant options which qualify as Incentive Stock Options or Nonstatutory Stock Options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), to cause all Options under the Plan to be exempt from or comply with Section 409A of the Code, and to comply with U.S. and state securities laws. The terms of the Plan, as amended from time to time, shall, subject to the modifications in the following sub-plan, constitute the U.S. Sub-Plan of the Airobotics 2015 Share Option Plan (the “U.S. Sub-Plan”).

This U.S. Sub-Plan is to be read as a continuation of the Plan and only modifies Options granted to Participants who are United States residents, United States taxpayers, or those persons who are or could be deemed to be United States taxpayers as determined by the Board so that the Options comply with the requirements of applicable laws of the United States and applicable states, as may be amended or replaced from time to time. For the avoidance of doubt, this U.S. Sub-Plan does not add to or modify the Plan in respect of any other category of Participant or any holder of Options.

The Plan and this U.S. Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this U.S. Sub-Plan and the Plan, the provisions set out in this U.S. Sub-Plan shall prevail as to those persons whose Options are subject to this U.S. Sub-Plan.

Although this U.S. Sub-Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), grants may be made pursuant to this U.S. Sub-Plan that do not qualify for exemption under Rule 701 of the Securities Act or Section 25102(o) of the California Corporations Code (the “CCC”). Any requirement of this Plan that is required in law only because of Section 25102(o) of the CCC need not apply if the Board so provides. An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the common shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this U.S. Sub-Plan, the Company will have no obligation to issue or deliver certificates for Shares under this U.S. Sub-Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares under the Securities Act or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.

2.	INTERPRETATION

Except as set forth below, capitalized terms not otherwise defined in the U.S. Sub-Plan shall have the meaning ascribed to them in the Plan (unless the context requires otherwise):

2.1	“Board” means the Board of Directors of the Company.

2.2	“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or to an Affiliate, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

2.3	“Director” means a member of the Board and a member of the board of directors of a “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 424 of the Code) with respect to the Company.

2.4	“Disability” means the Participant’s permanent and total disability (as defined in Section 22(e)(3) of the Code).

2.5	“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company or an Affiliate and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan or U.S. Sub-Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

2.6	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.7	“Fair Market Value” means, as of any date, the value of an ordinary share of the Company, determined as follows:

(i)	if such Shares are then publicly traded on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as reported in The Wall Street Journal, or otherwise reported by any newspaper or other source of similar repute, as determined by the Board;

(ii)	if such Shares are publicly traded but are not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as determined by the Board); or

(iii)	if none of the foregoing is applicable to the valuation in question, by the Board in good faith and in accordance with the requirements of Section 409A of the Code.

2.8	“Incentive Stock Option” means an Option intended to be (as set forth in the Grant Letter) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

2.9	“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Grant Letter) or which does not qualify as an Incentive Stock Option.

2.10	“Ten Percent Stockholder” means a person who, at the time an Option is granted to such person, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code).

3.	TERMS

Notwithstanding anything in the Plan to the contrary, the following terms and conditions shall apply to all Options granted by the Company under the U.S. Sub-Plan.

3.1	Section 409A Compliance. The Company intends that Options granted pursuant to this U.S. Sub-Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the U.S. Sub-Plan shall be so construed. Notwithstanding other provisions herein, in the Plan, or any Grant Letters, Options granted pursuant to the U.S. Sub-Plan are intended to be granted by the Company in its capacity as an “eligible issuer” of “service recipient stock” as those terms are contemplated under Section 409A of the Code. No Option is intended to be granted, deferred, accelerated, extended, paid out or modified under this U.S. Sub-Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant and shall be reformed accordingly unless specifically determined by the Board. The Company shall use commercially reasonable efforts to implement the foregoing in good faith; provided that neither the Company, the Board nor any of the Company’s employees, Directors or representatives shall have any liability to Participants with respect to this Section 3.1. Without limiting the foregoing, except as otherwise set forth in Section 3.5 below, the terms of Section 4 of the Plan (“Adjustments”) as they relate to eligible Participants under this U.S. Sub-Plan shall be subject to the requirements and limitations of Section 409A of the Code.

3.2	Persons Eligible for Options. Options under the U.S. Sub-Plan may be granted only to Employees, Consultants and Directors (each, a “Participant”).

3.3	Options. The Board may grant Options to eligible persons described in Subsection 3.2 hereof and will determine, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option. The terms and conditions upon which the Options shall be issued and exercised shall be as specified in an option grant agreement (the “Grant Letter”) to be executed pursuant to the Plan and to this U.S. Sub-Plan in a form satisfactory to the Board.

3.4	Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless a later date is otherwise specified by the Board. A Grant Letter and a copy of the Plan and this U.S. Sub-Plan will be delivered to the Participant after the granting of the Option.

3.5	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan and this U.S. Sub-Plan, shall adjust the number and class of Shares that may be delivered under the Plan and this U.S. Sub-Plan and/or the number, class, and price of Shares covered by each outstanding grant of Options; provided, however, that the Board shall make such adjustments to each grant as required by Section 25102(o) of the CCC to the extent the Company is relying upon the exemption afforded thereby with respect to the grant.

3.6	Incentive Stock Option Limitations.

3.6.1 Maximum Number of Shares Issuable under the U.S. Sub-Plan. As of the adoption of this U.S. Sub-Plan, there are 13,124,495 (as may be adjusted pursuant to Section 4.1 of the Plan and Section 3.5 hereof) Shares available for issuance under the U.S. Sub-Plan. If an Option expires, is forfeited or become un-exercisable for any reason without having been exercised in full, the Shares that were subject thereto shall again become available for future grant under the U.S. Sub-Plan. Shares issued under the U.S. Sub-Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have, shall be available for future grant under the U.S. Sub-Plan.

3.6.2 Maximum Number of Shares Issuable under the U.S. Sub-Plan Pursuant to Incentive Stock Options. Subject to adjustment as provided in the Plan and Section 3.5 of the U.S. Sub-Plan, as applicable, the maximum aggregate number of Shares that may be issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan and this U.S. Sub-Plan pursuant to the exercise of Incentive Stock Options shall not exceed three times the number of Shares reserved for issuance under this U.S. Sub-Plan pursuant to Section 3.6.1 hereof.

3.6.3 Persons Eligible for Incentive Stock Options. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

3.6.4 Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all share plans of the Company and/or Affiliates, including the Plan) become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than US $100,000, such Options (or portion thereof) shall be treated as Nonstatutory Stock Options. For purposes of this Section 3.6.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the Option with respect to such Shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, Shares issued pursuant to each such portion shall be separately identified.

3.6.5 Change in Eligibility. Without the approval of the Company’s shareholders, there shall be no change in the class of persons eligible to receive Incentive Stock Options.

3.6.6 No Disqualification. Notwithstanding any other provision in this Plan, no term of the Plan or this U.S. Sub-Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this U.S. Sub-Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s Incentive Stock Option under Section 422 of the Code.

3.7	Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to this Section 3.6.8, the Board may reduce the exercise price of outstanding Options without the consent of Participants by a written notice to such Participants; provided, however, that the exercise price may not be reduced below Fair Market Value of the Shares on the date the action is taken to reduce the exercise price.

3.8	Exercise Price. The exercise price per share for an Option shall be not less than the Fair Market Value of a Share on the effective date of grant of the Option. No Incentive Stock Option granted to a Ten Percent Shareholder shall have an exercise price per share less than 110% of the Fair Market Value of a Share on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424(a) and 409A of the Code.

3.9	Term of Options. No Option shall be exercisable after the expiration of 10 years after the effective date of grant of such Option, and no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate 10 years after the effective date of grant of the Option, unless earlier terminated in accordance with the terms of such Option or under the Plan.

3.10	Termination of Employment. If a Participant experiences a Termination of Employment, then his or her Options to the extent unvested, shall be immediately forfeited effective as of the date of such termination.

3.10.1 Termination Other than Death, Disability or Cause. If a Participant experiences a Termination of Employment for any reason other than death, Disability or Cause, then the Participant may exercise his or her Option, to the extent vested as of the termination date, within 30 days, or such longer period as set forth in the Plan, but in no event later than the expiration date of the Options. Any Option that is designated as an Incentive Stock Option shall be deemed a Nonstatutory Stock Option to the extent it is exercised more than three months after the date when the Participant ceases to be an Employee.

3.10.2 Termination for Death or Disability. If a Participant experiences a Termination of Employment due to death or Disability (or dies within three months after a Termination of Employment other than for Cause), then the Participant may exercise his or Option, to the extent vested as of such termination within six months after the date of termination, or such longer period as set forth in the Plan, but in no event later than the expiration date of the Option. Any Option that is designated as an Incentive Stock Option shall be deemed a Nonstatutory Stock Option to the extent it is exercised (i) more than 12 months after the date when the Participant ceases to be an Employee, or (ii) more than three months after the date when the Participant has been on a bona-fide leave of absence for three months, unless the Participant’s reemployment rights following such leave were guaranteed by statute or by contract.

3.10.3 Termination for Cause. If a Participant experiences a Termination for Cause, then the Participant’s right to exercise any Options, to the extent vested, shall expire on the date of termination, or such later time as may be determined by the Board.

3.11	Non-Transferability of Options. Unless determined otherwise by the Board, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Board in its sole discretion makes an Option transferable, such Option may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) or as permitted by Rule 701 of the Securities Act.

3.12	Change in Control.

3.12.1 Notwithstanding the provisions of Section 4.2 of the Plan, in the event that the Company is subject to Merger Transaction and outstanding Options are assumed or exchanged for options and/or shares and/or other securities or rights of the successor company or parent or affiliate thereof, the exercise price and the number and nature of options and/or shares and/or other securities or rights of the Successor Company or parent or affiliate thereof issuable upon exercise of any such Option will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code.

3.12.2 Notwithstanding the provisions of Section 4.5 of the Plan, in the event that the Company is subject to a Spin-Off Transaction and outstanding Options are exchanged for equity in the new company formed as a result of the Spin-Off Transaction, the exercise price and the number and nature of equity securities in the new company formed as a result of the Spin-Off Transaction issuable upon exercise of any such Option will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code.

3.13	Information to Participants who Received Options. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all Participants who received an Option every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the Participant must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company. For purposes of this Section 3.11, “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act, with the financial statements being not more than 180 days old before the sale of securities to which it relates. The Company shall provide financial statements at least annually to the extent required by Section 260.140.46 of the California Code of Regulations to applicable Participants.

4.	WITHHOLDING TAXES

4.1	Withholding Generally. Whenever Shares are to be issued in satisfaction of Options granted under the Plan and this U.S. Sub-Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable tax withholding requirements prior to the issuance and the delivery of any certificate or certificates for such Shares.

4.2	Stock Withholding. When a Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding under applicable law, the Board may in its sole discretion, allow the Participant to satisfy the applicable tax withholding obligation by electing to have the Company withhold from the Shares to be issued, up to that number of Shares having a Fair Market Value that is not more than the amount to be withheld, as determined by the Board. The Fair Market Value of the Shares for purposes of the foregoing shall be determined as of the date the applicable amount of tax withholding is determined. Any election by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Board for such elections and be in writing in a form acceptable to the Board.

5.	PAYMENT FOR EXERCISES

Payment for Shares acquired pursuant to this U.S. Sub-Plan may be made in cash (by check or wire transfer) and, to the extent permitted by applicable law and expressly permitted by the Board: (i) by participating in a formal cashless exercise program implemented by the Board in connection with this U.S. Sub-Plan; (ii) provided that a public market for the Shares exists, through a “same day sale” commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in an amount sufficient to pay the total exercise price, and the broker-dealer irrevocably commits upon receipt of such Shares to forward the total exercise price directly to the Company; or by any combination of the foregoing or any other method of payment approved by the Board.

6.	RESTRICTIONS ON SHARES

6.1	Privileges of Stock Ownership. No Participant will have any of the rights of a shareholder with respect to any Shares until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid, if any, with respect to such Shares.

6.2	Rights of First Refusal. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) in the Option Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of ordinary shares pursuant to an effective registration statement filed under the Securities Act.

6.3	Escrow; Pledge of Shares. To enforce any restrictions on Participant’s Shares, the Board may require the Participant to deposit all certificates representing such Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Board may cause a legend or legends referencing such restrictions to be placed on the certificate.

6.4	Securities Law Restrictions. All certificates for Shares or other securities delivered under this U.S. Sub-Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

7.	AUTHORIZATION OF U.S. SUB-PLAN

7.1	This U.S. Sub-Plan shall become effective upon its adoption by the Board. Unless earlier terminated pursuant to the terms of the Plan, this U.S. Sub-Pan shall continue in effect for 10 years from the effective date or the date of its approval by the shareholders of the Company. No Option or other award may be granted pursuant to this U.S. Sub-Plan after the date of termination.

7.2	Notwithstanding the foregoing, continuance of the Plan and this U.S. Sub-Plan, and each increase to the reserve under the U.S. Sub-Plan thereafter, shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan or the U.S. Sub-Plan, or such share increase, is adopted by the Board.

8.	GOVERNING LAW

The U.S. Sub-Plan shall in all respects be governed by and be construed in accordance with the laws of the State of California. The state and federal courts located within the State of California shall have exclusive jurisdiction to settle any dispute, proceeding, suit or action which may arise out of, or in connection with, the U.S. Sub-Plan and agreements entered into in connection therewith.

OPTION AGREEMENT

Name:___________

For ___________

Grant Date:___________

Type of Option: Incentive Stock Option/ Nonstatutory Stock Option

Issued Pursuant to the

2019 U.S. Sub-Plan to the 2015 Israeli Share Option Plan of

Airobotics Ltd.

Airobotics Ltd., an Israeli company (the “Company”), pursuant to its 2019 U.S. Sub-Plan to the Company’s 2015 Israeli Share Option Plan (the “Plan”), granted to the undersigned (the “Participant”) an option (the “Option”) to purchase, at the exercise price of $XXX per share (the “Option Price”), up to ________________ fully paid and non-assessable Ordinary Shares, par value NIS0.01 per share (the
“Shares”), of the Company.

1. Terms of the Plan. The Option is granted pursuant to this option agreement (the “Option Agreement”) and is subject to the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Participant hereby acknowledges by his or her signature below. Terms used herein and defined in the Plan shall have the meanings set forth in the Plan, unless otherwise defined herein.

The Company intends that this Option qualify as an Incentive Stock Option within the meaning of Section 422 of the Code to the maximum extent permissible under the Code. To the extent that the Option does not qualify as an Incentive Stock Option, the Option or the portion thereof which does not so qualify shall constitute a separate Nonstatutory Stock Option.

2. Expiration. This Option shall expire at 11:59 P.M.,______________ , [date that is 10 years less one day after Grant Date]; unless earlier terminated in accordance with the terms of the Plan and this Option Agreement.

3. Vesting and Exercisability. This Option shall vest and be exercisable as follows:

(a) This Option shall vest and be exercisable in accordance with its terms with respect to 25% of the Shares to which this Option is subject (i.e. ___________ Shares) on the first anniversary (the “First Anniversary”) following__________ (the “Commencement Date”).

(b) This Option shall thereafter vest ratably on a monthly basis on the last day of each month following the First Anniversary (each such last day a “Monthly End Date”) during the three-year period following the First Anniversary, provided that no Termination of Employment occurred prior to the applicable Monthly End Date. Thus, on each Monthly End Date, the Option shall vest and be exercisable in accordance with its terms with respect to an additional 1/48 of the total Shares to which this Option is subject (i.e., ____ Shares on each of the first 35 Monthly End Dates and ____ Shares on the 36th Monthly End Date), provided that no Termination of Employment occurred prior to such date. In accordance with the above, all Option shall become fully vested by the fourth (4th) anniversary of the Commencement Date.

(c) Any sale, assignment, transfer, pledged, hypothecated or any other disposition of Shares issued upon exercise of the Option shall be subject to all provisions, restrictions, terms and conditions set forth in the Plan and in the corporate documents of the Company, including in the Company’s Articles of Association of the Company, as may be amended from time to time and in any other agreement among the shareholders of the Company. Any disposition of such Shares carried out by Participants in violation of such provisions, restrictions, terms and conditions shall be null and void.

(d) In the event of Termination of Employment for Cause, this Option (vested or not) and all rights granted hereunder shall expire and deemed canceled and no longer exercisable on the date of such termination. A determination of Cause shall be made in the reasonable and sole discretion of the Board. The Board shall, upon request of the Participant, review the decision of whether the Participant has been discharged, released or terminated for Cause and the Board shall confirm, modify or reverse such determination in its sole discretion.

(e) In the event of Termination of Employment other than for Cause, death or Disability, the vested portion of the Option and all rights granted hereunder shall expire and deemed canceled and no longer exercisable on the earlier to occur of (i) the end of the 90th day after the date of such termination and (ii) the expiration of this Option pursuant to Section 2 hereof.

(f) In the event of Termination of Employment with the Company or any of its Subsidiaries or affiliates due to Participant’s death or Disability, the terms and conditions of Section 10.3.2 of the Plan shall apply.

(g) Participant may exercise the vested portion of the Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price in cash (unless one of the other methods of payment referred to in the Plan shall be approved in writing by the Board in advance of the exercise), to the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

4. Delivery of Share Certificates. Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the Participant a certificate for the Shares purchased pursuant to the exercise of the Option.

5. Withholding. In the event that the Participant elects to exercise this Option or any part thereof, and if the Company or any Affiliate shall be required to withhold any amounts (the “Withholding Taxes”) by reasons of any federal, state or local tax laws, rules or regulations in respect of the grant, exercise or disposition of this Option (in whole or in part), or a Disqualifying Disposition (as defined below), the Company or such Subsidiary and/or Affiliate shall be entitled to deduct and withhold such amounts from any payments to be made to the Participant. In any event, the Participant shall make available to the Company or such Subsidiary and/or Affiliate, promptly when requested by the Company or such Subsidiary and/or Affiliate, sufficient funds to meet the requirements of such withholding; and the Company or any Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or such Affiliate out of any funds or property due or to become due to the Participant.

6. Notice to Company of Disqualifying Disposition. The Participant agrees to notify the Company in writing immediately after the Participant makes a “Disqualifying Disposition” of any Shares acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (a) two years after the date the Participant was granted the Incentive Stock Option, or (b) one year after the date the Participant acquired Shares by exercising the Incentive Stock Option. If the Participant has died before such Shares are sold, these holding period requirements do not apply.

7. Adjustments. The number of Shares subject to this Option, and the exercise price per Share, shall be subject to adjustment in accordance with Section 3.5 of the Plan.

8. Rights of Participant. Nothing contained herein shall be construed to confer upon the Participant any right to remain in the service of the Company and/or of any parent, subsidiary or affiliate of the Company or derogate from any right, if any, of the Company and/or any parent, subsidiary or affiliate of the Company to retire, request the resignation of, or discharge the Participant at any time, with or without cause. The Participant shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Participant are limited to those expressed herein and in the Plan and are not enforceable against the Company except to the extent set forth herein.

9. Registration; Securities Law Compliance. The Company may postpone the issuance and delivery of Shares upon any exercise of the Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act, to issue the Shares in compliance with the provisions of that or any comparable act. The exercise of this Option also must comply with other applicable laws and regulations governing the Option, and Participant may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

10. Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law. The Company may cause the following or a similar legend to be set forth on each certificate representing Shares unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

11. Market Stand-Off. if the Company engages in a financing transaction, or conducts a public offering, at the request of the investors in such transaction or underwriters, as the case may be, the Board may determine that the Shares issued pursuant to the exercise of the Option may be subject to a lock-up period of up to180 days, or such longer period of time as may be recommended by the Board, during which time Participants shall not be allowed to sell Shares.

12. Waiver. As a condition to the receipt of the Option and its exercise into Shares, Participant hereby irrevocably waives any right of first refusal, co-sale rights or similar rights with respect to any sale, transfer pledge or other disposition to a third party of any shares in the Company by other shareholders, if such right was so provided in the Articles of Association of the Company or otherwise. The shareholders of the Company are entitled to rely on this irrevocable waiver.

13. Investment Intent. The Participant represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment purposes only, and not with a view to the sale or distribution thereof. As a condition to the exercise of the Option, the Company may require Participant to provide, and Participant hereby undertakes to provide upon the Company’s request, such additional representations and warranties as shall be requested by the Company.

14. Amendment. The Board may at any time or from time to time amend the terms of this Option in accordance with the Plan.

15. Tax Consequences. Participant hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Participant’s tax liabilities. The Participant is aware and agrees that any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or any Affiliate and/or the Participant), hereunder, shall be borne solely by the Participant. Participant shall not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from this Option or Participant’s other compensation. In particular, Participant acknowledges that this Option is exempt from Section 409A of the Code only if the exercise price per share specified herein is at least equal to the “fair market value” per Share on the date of grant of the Option and there is no other impermissible deferral of compensation associated with the Option. Because the Shares are not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. Participant acknowledges that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and Participant shall not make any claim against the Company, or any of its officers, directors, employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

Participant is also aware that he/she will not be entitled to receive from the Company any Shares allocated or issued upon the exercise of the Option prior to the full payments of Participant’s tax liabilities arising from the Option which was granted to him/her and/or Shares issued upon the exercise of the Option. For the avoidance of doubt, the Company shall not be required to release any share certificates to the Participant until all payments required to be made by the Participant have been fully satisfied.

The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. THE PARTICIPANT IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OR RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

16. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at the address set forth in the signature page or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on this Option Agreement, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

17. Interpretation. A determination of the Board, in its sole discretion, as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be conclusive, final and binding. The Board, in its sole discretion, may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

18. Entire Agreement. This Option Agreement, together with the Plan, the provisions of which are hereby made a part of this Option, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, promises and understandings, whether written or oral, relating to the subject matter hereof. The Participant agrees and acknowledges that this Option Agreement represents any and all shares, and options to acquire shares, of the Company to which the Participant is, or ever has been, entitled. In the event of any conflict between the terms of the Plan and the Option Agreement, the Option Agreement shall prevail, unless the Option Agreement stated specifically that the provisions in the Plan shall prevail.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date set forth above.

Airobotics Ltd.

By:
Name:
Title:

I hereby acknowledge and confirm that: (i) I read the Plan and I understand and accept its terms and conditions; (ii) I am aware of the fact that the Company agrees to grant me the Option based on my confirmation; (iii) I hereby confirm that I read this Option Agreement thoroughly, received all the clarifications and explanations I requested, I understand the contents of this Option Agreement and the obligations I undertake in signing it; (iv) as condition to the grant of the Option, I agree to execute and deliver an Irrevocable Proxy, substantially in the form attached hereto, covering the Shares in accordance with the terms and conditions of the Plan; (v) as a condition for the grant of Option and issuance of Shares thereunder, I shall acknowledge the terms and provisions of the corporate documents of the Company, including organizational documents, as amended from time to time, and all other agreements among the shareholders of the Company which are applicable to the holders of Ordinary Shares and shall agree to be bound by their terms with respect to any restriction applicable to the Ordinary Shares of the Company (including without limitation, any right of first refusal, co-sale and bring along provisions, as applicable); (vi) the Option is granted to me in lieu of any grant of options previously promised to me, directly or indirectly, by the Company and/or by any other agreement, document or instrument (oral or written).

ACCEPTED:

Name:

Address

City	State	Zip Code

[PLEASE SIGN THE ATTACHED PROXY]

IRREVOCABLE POWER OF ATTORNEY AND PROXY
TO VOTE SHARES OF AIROBOTICS LTD.

The undersigned (the “Holder”), as the beneficial holder of securities of Airobotics Ltd., an Israeli company (the “Company”), does hereby irrevocably appoint the Chief Executive Officer of the Company, or, in his absence, any other person appointed by the Board of Directors of the Company in accordance with Section 13.2 of the Company’s 2015 Israeli Share Option Plan (the “Attorney-In-Fact”), as a true and lawful attorney-in-fact, in the Holder’s place and stead, to act, as Holder’s proxy, including, without limitation, to vote and exercise all voting power and other rights, including, without limitation, any contractual rights and rights under applicable law (to the full extent that the Holder is entitled to do so), with respect to all matters arising in connection with any action affecting or relating to all of the shares of the Company which the Holder currently holds (the “Shares”) or other securities of the Company’s share capital which the Holder hereafter in the future may hold, actually or constructively, directly or indirectly, and any and all other shares or equity securities of the Company issued or issuable to the Holder in respect of the Shares, on or after the date hereof, including as a result of any change, by subdivision or combination in any manner of the Company’s share capital or by the making of a share dividend on or after the date hereof (collectively, the “Securities”), including, without limitation, the right, on the Holder’s behalf and subject to any applicable law, to:

(i) execute any agreement, waiver, amendment, consent or any other document, including, without limitation, any shareholders’ agreements and any amendment thereof, waivers of rights of first refusal, anti-dilution rights, rights to first offer, rights of co-sale, pre-emptive rights, bring-along rights and such other similar waivers, all in connection with the Shares;

(ii) attend and to vote in all shareholders’ meetings of the Company (including the right to receive on behalf of the Holder materials/information provided to shareholders), or execute and deliver written consents pursuant to applicable law, with respect to the Shares, in the same manner and with the same effect as if the Holder was personally present at any such meeting or voting such Shares or personally acting on any matters submitted to the Company’s shareholders for approval or consent, giving and granting to said Attorney-In-Fact full power and authority to do and perform each and every act and thing whether necessary or desirable that may be done as its Attorney-In-Fact in relation to the Shares, other than to sell or transfer the Shares without the prior written consent of the Holder, provided, however, that no such consent shall be required, and the Attorney-In-Fact shall have the right to sell or transfer the Shares without the prior written consent of the Holder, in the event of a sale of Shares effectuated as a result of an exercise of a “bring along” provision, if any, or in the event of a Merger Transaction (as defined in the Company’s 2015 Israeli Share Option Plan).

The Shares shall be voted by the Attorney-In-Fact on any issue or resolution brought before the stockholders of the Company in the same proportion as the vote of the other outstanding Shares of the Company (e.g., if 80% of the other outstanding Shares of the Company will be voted in favor of certain resolution, and 20% will be voted against, the Shares subject to this Proxy will be voted in the same manner).

This Proxy is irrevocable as it may affect rights of third parties. This Proxy shall remain in effect until the completion of an initial public offering of the shares of the Company. The undersigned hereby ratifies and confirms all that said Attorney-In-Fact shall do or cause to be done by virtue of and in accordance with the terms and conditions of this Proxy. The Attorney-In-Fact shall not have or incur any liability whatsoever by reason of any act or omission of the Attorney-In-Fact, in accordance with this Proxy, whether based upon mistake of fact or law, error of judgment, negligence or otherwise, on condition only that the said acts or omissions are: (i) not in gross negligence; and/or (ii) not willful acts or omissions. The Shares beneficially owned by the undersigned as of the date of this Proxy are listed below. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Power of Attorney and Proxy as of the date first set forth below.

[Name]	DATE